UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
__________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 22, 2022
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Main Street Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:   713-350-6000
Not Applicable
___________________________________________________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MAIN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On November 22, 2022, Main Street Capital Corporation (the “Company”), through its wholly owned subsidiary MSCC Funding I, LLC (“MSCC Funding”), established a senior secured revolving credit facility (the “Credit Facility”), pursuant to a Revolving Credit and Security Agreement by and among MSCC Funding, as borrower, the lenders from time to time party thereto, the Company, as collateral manager, Truist Bank (“Truist”), acting as administrative agent and swingline lender, CitiBank, N.A., acting as collateral agent, document custodian and custodian and Virtus Group, L.P., as collateral administrator.
Under the Credit Facility, the lenders agreed to extend credit to MSCC Funding in an initial aggregate principal amount up to $240 million and the Credit Facility contains an accordion feature whereby the Credit Facility can be expanded to $450 million, subject to certain conditions including the administrative agent’s consent. The Credit Facility is a five-year facility with a maturity date of November 21, 2027. During the Credit Facility’s first three years, or the reinvestment period, borrowings bear interest at Term SOFR plus a 0.10% credit spread adjustment (the “Base Rate”) plus 2.50%. After the reinvestment period, the rate sets to the Base Rate plus 2.625% for the first year, then the Base Rate plus 2.75% for the remaining year. The applicable margin increases under certain conditions, including in the event of a default. The Credit Facility is secured by all of the assets of MSCC Funding. MSCC Funding has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.
The Company plans to transfer certain loans and debt securities it has originated or acquired from time to time to MSCC Funding at fair market value through a purchase and contribution agreement (the “Purchase and Contribution Agreement”) and may cause MSCC Funding to originate or acquire loans in the future, consistent with the Company’s investment objectives.
The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the Credit Agreement and the Purchase and Contribution Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 8.01.    Other Events.

On November 28, 2022, the Registrant issued a press release. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits.

10.1
Revolving Credit and Security Agreement, dated as of November 22, 2022, among MSCC Funding I, LLC, as the borrower, Main Street Capital Corporation, as the collateral manager, the lenders from time to time party thereto, Truist Bank., as administrative agent and swingline lender, Citibank N.A., as collateral agent, document custodian and custodian and Virtus Group, L.P. as collateral administrator.

10.2	Purchase and Contribution Agreement, dated as of November 22, 2022, among Main Street Capital Corporation, as the seller, and MSCC Funding I, LLC, as the buyer.
99.1	Press release dated November 28, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: November 28, 2022	By:	/s/ Jason B. Beauvais
Name: Jason B. Beauvais
Title: General Counsel